SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 12, 2007

US Uranium Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

6830 Elm Street, McLean, VA 22101
(Address of principal executive offices) (Zip Code)

(703) 403-7529
(Registrant’s Telephone Number, Including Area Code)

1640 Terrace Way, Walnut Creek, CA 94597
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 12, 2007, David Rector, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, resigned from these positions. Mr. Rector’s resignation did not result from any disagreement between him and us. Mr. Rector remains a member of our Board of Directors.

(c) On November 12, 2007, we appointed James D. Davidson as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director.

Mr. Davidson is a private investor and that has been his main occupation for more than five years. Currently, Mr. Davidson is a director of Anatolia Minerals Development Limited, a Canadian public company whose common stock trades on the Toronto Stock Exchange, and a director of Cell Power Technologies, Inc., a U.S. publicly-held company.

In connection with the transactions contemplated by our prior merger with Cromwell Uranium Holdings, Inc. (which merger, as previously reported, was subsequently reversed), Mr. Davidson made advances to, and incurred expenses on behalf of, us. The parties have agreed that these advances and expenses aggregate approximately $31,000. These advances and expenses are not represented by a promissory note, do not bear interest and are repayable on demand. We have agreed with Mr. Davidson that, in lieu of a cash repayment of these amounts, we will repay these obligations by issuing 31,000,000 shares of our common stock to Mr. Davidson from our treasury.

These shares have been issued to Mr. Davidson pursuant to a Restricted Stock Purchase Agreement. The agreement provides for a purchase price of par value, or $31,000, which amount was paid by cancellation of the indebtedness we owe to Mr. Davidson. We have an option, but not the obligation, to repurchase the shares, subject to certain limitations, in the event of termination of Mr. Davidson’s services to us, at Mr. Davidson’s original purchase price. One-third of the shares (10,333,333 shares) will be released from our right to repurchase on December 31, 2008, an additional one-third of the shares will be released from our right to repurchase on December 31, 2009 and the remaining shares will be released from our right to repurchase on December 31, 2010. The Agreement requires that the certificate evidencing the shares be held in escrow until our right to repurchase lapses.

The issuance of the shares to Mr. Davidson was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act as a transaction not involving a public offering. The certificate evidencing the shares bears a legend restricting its transfer.

Mr. Davidson owns an additional 1,000,000 shares of our common stock, which he purchased in a privately-negotiated transaction from one of our stockholders.

Other than as described above, during the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Davidson had or is to have a direct or indirect material interest.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Restricted Stock Purchase Agreement between the Registrant and James D. Davidson

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Uranium Inc.

Date: November 13, 2007	By:	/s/ James D. Davidson
James D. Davidson
President